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                                                                   Exhibit 10.54


                       WARRANT AND STOCKHOLDER'S AGREEMENT

         THIS WARRANT AND STOCKHOLDER'S AGREEMENT (the "Agreement"), dated this 13th day of October, 2000, is made and entered into by and between Verilink Corporation, a Delaware corporation ("Verilink") and Beacon Telco, L.P., a Delaware limited partnership ("Beacon").

         WHEREAS, Verilink and Beacon have entered into a Cooperative Research Agreement dated the date hereof (the "Research Agreement") for the implementation of a research and development project for optical networking products for the telecommunications access market; and

         WHEREAS, Verilink and the Trustees of Boston University, a Massachusetts non-profit corporation (the "University"), have entered into a Premises License and Services Agreement dated the date hereof (the "Premises Agreement"), providing for Verilink to participate in the Photonics Center Incubator and Accelerator Program of the University and, as a part thereof, to obtain a license from the University to use certain University premises and to obtain certain engineering support services of the University's Photonics Center in furtherance of such project; and

         WHEREAS, in consideration of the execution and delivery of the Research Agreement and the Premises Agreement, Verilink has proposed to grant Beacon a warrant to purchase up to Two Million Two Hundred Forty-Nine Thousand Nine Hundred (2,249,900) shares (subject to adjustment, as provided herein) of common stock of Verilink on the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for the terms of such warrant and certain other rights and obligations related to the warrant and the common stock issuable upon the exercise thereof;

         NOW, THEREFORE, in consideration thereof and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, subject to the terms and conditions set forth below, hereby agree as follows:

                             ARTICLE I - DEFINITIONS

1.1 Definitions. Capitalized terms used herein and not defined herein will have the meaning set forth in the Research Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

    (a) "Affiliate" of any Person means any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or


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             cause the direction of the management, policies or activities of a
             Person whether through the ownership of securities, by contract or agency or otherwise.

    (b) "Assumption Agreement" means an agreement in writing in substantially the form of Exhibit B hereto pursuant to which the party thereto agrees to be bound by the terms and provisions of this Agreement.

    (c) "Average Trading Price" at any date means the average of the Market Prices for the Common Stock for the five (5) consecutive trading days immediately prior to such date.

    (d) "Beacon" means and includes Beacon as well as any Permitted Transferees, as applicable.

    (e) A Person will be deemed the "Beneficial owner" of, and will be deemed to "Beneficially own", and will be deemed to have "Beneficial ownership" of:

             (i) any securities that such Person or any of such Person's Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

             (ii) any securities (the "underlying securities") that such Person or any of such Person's Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the Beneficial owner of the securities convertible into or exchangeable for the underlying securities).

    (f)      "Board" means the Board of Directors of Verilink.

    (g) "Board Approval" means the approval of a majority of the members of the Board who neither (i) are a Beacon Designee nor (ii) are an Affiliate of Beacon.

    (h) "Change in Control" means the occurrence of any of the following events: (i) the merger or consolidation of Verilink with or into another entity, unless the holders of Verilink's Voting Securities immediately prior to such transaction continue to hold at least a majority of outstanding voting power of the surviving entity following such transaction, (ii) any Person or Group (other than Beacon, its Permitted Transferees, their Affiliates, or any Subsidiary of Verilink or any employee benefit plan sponsored by Verilink) becomes the Beneficial Owner of 50% or more of the outstanding Voting Securities, or (iii) the sale of all or substantially all of the assets of Verilink.

    (i) "Common Stock" means the common stock, $.01 par value per share, of Verilink as constituted on the date hereof, together with any other equity securities that may be issued by Verilink in substitution therefor.



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    (j)      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    (k)      "Exercise Price" means $4.75 per share.

    (l) "Expiration Date" means the third (3rd) anniversary of the date hereof.

    (m) "Group" shall have the meaning as set forth in Rule 13d-5 under the Exchange Act.

    (n) "Market Price" at any date means the closing price of the Common Stock on the Nasdaq Stock Market or the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not then listed on a national securities exchange or the Nasdaq Stock Market, the closing sale price as reported on the Over the Counter Bulletin Board or Electronic "Pink Sheets", as applicable, or if the closing sale price is not then reported, the average of the closing bid and ask prices so reported, or if not then publicly traded or quoted, the fair market price of the Common Stock as determined by the Board.

    (o) "Permitted Acquisition" means (i) any acquisition by Beacon of Warrant Stock pursuant to or contemplated by this Agreement, (ii) any other acquisition of Voting Securities after Beacon has received prior Board Approval of such acquisition, and (iii) any Common Stock received by Beacon upon payment of a Bonus Amount or Bonus Note (as such terms are used in the Research Agreement).

    (p) "Permitted Transferees" means any Person to whom the Warrant or Common Stock is Transferred in a Transfer in accordance with
             Section 2.1 or Section 3.2(a)(i) of this Agreement or a Transfer otherwise not in violation of this Agreement, which includes any Person to whom a Permitted Transferee of Beacon (or a Permitted Transferee of a Permitted Transferee) so further Transfers Common Stock, and who is required to, and does, become bound by the terms of this Agreement.

    (q) "Person" means an individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

    (r) "Public Offering" means the sale of shares of any class of Voting Securities to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

    (s) "Registrable Stock" shall mean those shares of Common Stock issued to Beacon either upon exercise of the Warrant (including shares issuable as a result of the adjustments provided for herein) or in payment of a Bonus Amount or a Bonus Note under Article IV of the Research Agreement.




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    (t)      "SEC" means the Securities and Exchange Commission.

    (u) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    (v) "Standstill Period" means the period commencing on the date of this Agreement and ending on the tenth (10th) anniversary thereof.

    (w) "Transfer" means a transfer, sale, assignment, pledge, hypothecation or disposition.

    (x) "Warrant Stock" means up to Two Million Two Hundred Forty-Nine Thousand Nine Hundred (2,249,900) shares of Common Stock deliverable upon such exercise of the Warrant granted pursuant to
             Article II hereof and as adjusted from time to time.

    (y) "Verilink" means and includes Verilink as well as (i) any successor corporation resulting from the merger or consolidation of such corporation with another corporation, or (ii) any corporation to which such corporation has transferred its property or assets as an entirety or substantially as an entirety.

    (z) "Voting Securities" means the Common Stock and any other securities of Verilink entitled to vote generally in the election of directors of Verilink, and all other securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise).

                          ARTICLE II - GRANT OF WARRANT

2.1 Grant of Warrant. Verilink hereby agrees that Beacon is entitled, subject to the provisions of this Agreement, to purchase from Verilink, commencing on the dates as set forth in Article II herein and expiring at 5:00 P.M. New York City time on the Expiration Date, the Warrant Stock at a price equal to the Exercise Price (the "Warrant"). The number of shares of Warrant Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. This Warrant is non-transferable and non-assignable, except that this Warrant may be assigned or transferred (a) to any Affiliates of Beacon, or (b) pursuant to a merger or sale of all or substantially all the assets or stock of Beacon; provided that in either such event, the Transferee executes an Assumption Agreement.

2.2 Exercise Events. Subject to the provisions set forth in this Agreement, this Warrant may be exercised to purchase the number of shares of Warrant Stock upon the occurrence of such events (each, an "Exercise Event" and collectively, the "Exercise Events") set forth in subsections (a) through (e) below:

    (a) MILESTONE 1 -- SIGNING. Seven Hundred Forty-Nine Thousand Nine Hundred (749,900) shares of Warrant Stock at any time following the execution of this Agreement;




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    (b)      MILESTONE 2 -- PHASE O. An additional Two Hundred Fifty Thousand
             (250,000) shares of Warrant Stock following the earliest of: (i) twelve (12) months after the completion of Milestone 2 -- Phase 0 as set forth in the PACE(TM) Phase Description and Deliverable Milestone Document relating to developing the specifications of the Developed Product(s) and the milestones for the work attached as Appendix A-1 to Research Agreement, as such may be supplemented or amended from time to time by mutual agreement of the parties (the "PACE Document"); (ii) a change in control of Verilink, or (iii) sixty (60) months after the date hereof;

    (c) MILESTONE 3 -- PHASE 1. An additional Five Hundred Thousand (500,000) shares of Warrant Stock upon the earliest of (i) twelve
             (12) months after the completion of Milestone 3 - Phase 1 as set forth in the PACE Document; (ii) a Change in Control of Verilink, or (iii) sixty (60) months after the date hereof;

    (d) MILESTONE 4 -- PHASE 2 ALPHA. An additional Two Hundred Fifty Thousand (250,000) shares of Warrant Stock, upon the earlier of (i) twelve (12) months after the completion of Milestone 4 - Phase 2 Alpha as set forth in the PACE Document, with such twelve (12) month period reduced by two (2) weeks for each full week that such phase is duly completed prior to the date such phase is scheduled to be completed as mutually determined by the parties as contemplated by the PACE Document, (ii) a Change in Control occurring after the completion of Phase 2 Alpha as set forth in the PACE Document or (iii) sixty (60) months after the date hereof;

    (e) MILESTONE 5 -- PHASE 2 BETA. An additional Five Hundred Thousand (500,000) shares of Warrant Stock upon the earlier of (i) twelve
             (12) months after the completion of Milestone 4 - Phase 2 Beta as set forth in the PACE Document, with such twelve (12) month period reduced by (x) two (2) weeks for each full week that the Milestone 4 is duly completed prior to the date such phase is scheduled to be completed as mutually determined by the parties as contemplated by the PACE Document and (y) by one week for each full week that Milestone 5 is duly completed prior to the date such phase is scheduled to be completed as set as mutually determined by the parties as contemplated by the PACE Document, (iii) a Change in Control occurring after the completion of Phase 2 Beta as set forth in the PACE Document or (iii) sixty (60) months after the date hereof; and

    (f) ACCELERATION. Notwithstanding sub-sections (a) through (e) above, the Warrant will become exercisable for one-half the number of shares of Warrant Stock for which the Warrant would not yet then be exercisable but for this sub-section whenever (i) twelve months
             (12) after the date hereof, if the Average Trading Price for the Common Stock as of such date is greater than $11.88; or (ii) upon the completion of an underwritten Public Offering of capital stock either (x) providing gross proceeds to Verilink of $20 million or more or (y) at a price per share to the public of at least two hundred percent (200%) of the Exercise Price.




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2.3 Exercise of Warrant.

    (a) Beacon may exercise this Warrant by presentation and surrender of the Warrant Exercise Form, in the form attached hereto as Exhibit A (the "Warrant Exercise Form"), to Verilink at its principal office, or to its stock transfer agent, if any, duly executed and accompanied by payment of the Exercise Price for the number of shares of Warrant Stock specified in such form. The Exercise Price may be paid either, at Beacon's option, (i) in cash or by certified or official bank check, payable to the order of Verilink, or by wire transfer of immediately available funds to an account designated by Verilink, or (ii) if a Bonus Amount (as defined in the Research Agreement) has been paid by the issuance of a Note pursuant to Article IV of the Research Agreement (the "Bonus Note"), by the delivery and cancellation of the Bonus Note, with the aggregate principal amount of the Bonus Note credited against the exercise price for the number of shares specified in such form.

    (b) In connection with any requested exercise of this Warrant, and in lieu of the payment of the Exercise Price as described in paragraph
             (a) of this Section 2.3, at the request of Beacon, Verilink shall convert this Warrant, in whole or in part and at any time or times, into Warrant Stock (the "Conversion Right"), as follows: Upon exercise of the Conversion Right, Verilink shall deliver to Beacon (without payment by Beacon of any Exercise Price) that number of shares of Warrant Stock equal to the quotient obtained by dividing
             (i) the difference of (A) the aggregate Market Price for all Warrant Stock issuable upon exercise of the Warrants being converted, less (B) the aggregate Exercise Price for all such Warrant Stock, by (ii) the Market Price of one share of Warrant Stock.

    (c) Upon receipt by Verilink of the Warrant Exercise Form and the Exercise Price (the "Exercise Time"), at its office, or by the stock transfer agent of Verilink at its office, Beacon shall be deemed to be the holder of record of the shares of Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of Verilink shall then be closed or that certificates representing such shares of Warrant Stock shall not then be actually delivered to Beacon.

    (d) Verilink will deliver to Beacon certificates for Warrant Stock purchased upon exercise of this Warrant within ten (10) business days after the Exercise Time.

    (e) The issuance of certificates for Warrant Stock upon exercise of this Warrant will be made without charge to Beacon for any issuance tax in respect thereof or other cost incurred by Verilink in connection with such exercise and the related issuance of Warrant Stock. Beacon or its transferee shall pay any transfer tax payable in respect of a transfer of the Warrant Stock to a third party.

2.4 Reservation of Shares. Verilink shall at all times authorize and reserve for issuance and delivery all shares of Warrant Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon exercise in compliance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable. No fractional shares or scrip




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representing fractional shares shall be issued upon the exercise of this
Warrant, but Verilink shall pay Beacon an amount equal to the applicable Exercise Price multiplied by such fraction in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Warrant, Verilink will use its best efforts to take such corporate action as may, be reasonably necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Verilink shall use its best efforts to take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange or inter-dealer quotation system upon which shares of Common Stock may be listed or traded (except for official notice of issuance which shall be immediately transmitted by Verilink upon issuance).

2.5 Adjustments.

    (a) Capital Adjustments. If Verilink at any time or from time to time after the date hereof effects a subdivision of the outstanding Common Stock (by stock split, stock dividend, recapitalization or otherwise) or a combination the outstanding shares of Common Stock into a smaller number of shares (by reverse stock split, recapitalization or otherwise), (i) the Exercise Price in effect immediately before the subdivision or combination shall be automatically adjusted by multiplying the Exercise Price by a fraction (the "Capital Adjustment Factor"), (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such subdivision or combination, and (B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately after such subdivision or combination, and (ii) the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be automatically adjusted by dividing such number of shares by the Capital Adjustment Factor.

    (b) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date hereof, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in
             Article II), as a part of such capital reorganization, provision shall be made so that Beacon shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of Verilink to which a holder of the number of shares of Warrant Stock deliverable upon exercise of this Warrant would have been entitled in connection with such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article II with respect to the rights of Beacon after the capital reorganization to the end that the provisions of this Article II (including adjustment of the Exercise Price and the number of shares of Warrant Stock issuable upon exercise of this Warrant then in effect) shall be applicable after that event and be as nearly equivalent as practicable.



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    (c)      Notice to Beacon of Adjustment. Whenever the number of shares of
             Warrant Stock issuable upon exercise of this Warrant is adjusted as herein provided, Verilink shall cause to be mailed to Beacon in accordance with the provisions of this Section 2.5(c), a notice (i) stating that an event giving rise to an adjustment hereunder has occurred, (ii) setting forth the adjusted number of shares of Warrant Stock and (iii) showing in reasonable detail the computations and the facts upon which such adjustments are based.

2.6 Beacon Representations and Warranties. Beacon hereby represents and warrants to, and agrees with, Verilink, as of the date of this Agreement and each date that the warrant is exercised, as follows:

    (a) Beacon is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Beacon has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All partnership action on the part of Beacon necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of Beacon under this Agreement has been taken. This Agreement has been duly executed and delivered by Beacon and constitutes legal, valid and binding obligations of Beacon enforceable in accordance with its terms.

    (b) The execution, delivery and performance of this Agreement and the performance by Beacon of its obligations hereunder do not and will not conflict with or violate any provision of the certificate of limited partnership, limited partnership agreement or bylaws of Beacon or any law, statute, rule or regulation or any agreement, contract or instrument or any order, judgment or decree to which Beacon is subject or by which any of its assets are bound.

    (c) Beacon understands that neither the Warrant nor the Warrant Stock has been registered under any state securities act or the Securities Act. Beacon also understands that the Warrant and the Warrant Stock are being offered and sold pursuant to an exemption from registration contained in applicable state securities acts and the Securities Act based in part upon Beacon's representations contained in this Warrant.

    (d) Beacon has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Verilink so that Beacon is capable of evaluating the merits and risks of its investment in Verilink and has the capacity to protect its own interests. Beacon must bear the economic risk of this investment indefinitely unless the Warrant or the Warrant Stock is registered pursuant to the Securities Act, or an exemption from registration is available. Beacon also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Beacon to transfer all or any portion of the Warrant or the Warrant Stock under the circumstances, in the amounts or at



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             the times Beacon might propose. Beacon can bear the economic risk of losing its entire investment in Verilink.

    (e) Beacon is acquiring the Warrant and the Warrant Stock for its own account for investment only, and not with a view towards their resale or distribution in violation of applicable securities laws.

    (f) Beacon represents that, by reason of its management's business or financial experience, Beacon has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Beacon is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

    (g) Beacon represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

    (h) Beacon has had an opportunity to discuss Verilink's business, management and financial affairs with directors, officers and management of Verilink. Beacon has also had the opportunity to ask questions of, and receive answers from, Verilink and its management regarding the terms and conditions of this investment. Beacon has had an adequate opportunity to inspect and copy all material documents relating to Verilink which it has requested.

2.7 Verilink Representations and Warranties. Verilink hereby represents and warrants to, and agrees with, Beacon as follows:

    (a) Organization. Verilink is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Verilink has all requisite corporate power and authority to execute and deliver this Agreement, and to issue the shares of Warrant Stock upon exercise of the Warrant.

    (b) Capitalization. The authorized capital stock of Verilink as of October 2, 2000, consists of (i) 40,000,000 shares of Common Stock, 14,717,791 shares of which are issued and outstanding and 3,662,523 shares held in treasury and (ii) 1,000,000 shares of preferred stock, par value $.01 per share, none of which are outstanding. Other than 2,192,343 options available for grant and outstanding options to purchase 4,002,406 shares of Common Stock under Verilink's option plans, 806,116 of which were vested as of September 30, 2000 and 180,995 shares of Common Stock reserved for issuance under Verilink's Employee Stock Purchase Plan, there are no outstanding options, warrants or other securities convertible into or exercisable for common stock, other than the Warrant granted hereby.

    (c) Authorization; Binding Obligations. All corporate action on the part of Verilink necessary for the authorization, execution and delivery of this Agreement, the performance of the obligations of Verilink under this Agreement and for the authorization, sale, issuance and delivery of the Warrant Stock issuable upon exercise of the Warrant has been taken. When issued in compliance with the



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             provisions of this Agreement, the Warrant Stock will be duly authorized, validly issued, fully paid and nonassessable. This Agreement has been duly executed and delivered by Verilink and constitutes legal, valid and binding obligations of Verilink enforceable in accordance with its terms.

    (d) No Violations. The execution, delivery and performance of this Agreement and the performance by Verilink of its obligations hereunder do not and will not conflict with or violate any provision of the certificate of incorporation or bylaws of Verilink or any law, statute, rule or regulation or any agreement, contract or instrument or any order, judgment or decree to which Verilink is subject or by which any of its assets are bound.

    (e) No Other Representations or Warranties. The representations and warranties made by Verilink in this Agreement supersede any prior statements, representations and warranties of any person with respect to Verilink or the transactions contemplated hereby. The representations and warranties of Verilink in this Agreement are the only representations and warranties by Verilink upon which Beacon may rely in connection with transactions contemplated by this Agreement.

2.8 Notices of Record Date, Etc. In case:

    (a) Verilink shall establish a record date for the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or to receive any other right; of any capital reorganization of Verilink, any reclassification of the capital stock of Verilink, any consolidation or merger of Verilink with or into another corporation, any share exchange for shares of capital stock of another corporation or any conveyance of all or substantially all of the assets of Verilink to another corporation;

    (b) of any voluntary or involuntary dissolution, liquidation or winding up of Verilink; or

    (c) Verilink shall enter into a letter of intent or agreement with respect to a transaction by which all of the outstanding shares of Common Stock of Verilink are to be acquired by a third party;

then Verilink shall mail or cause to be mailed to each holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, and stating the amount and character of such dividend, distribution or rights, (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon the completion of such transaction, or (iii) the closing of the acquisition by a third party of all of the outstanding



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shares of Common Stock. Such notice shall be mailed as soon as practicable after the occurrence or likelihood of such event is publicly disclosed.

2.9 Automatic Exercise. Notwithstanding any provision of this Agreement to the contrary, immediately prior to the termination of this Warrant, it shall be automatically exercised as follows. If a Bonus Note is outstanding immediately prior to the termination of the Warrant, the outstanding Bonus Note shall be automatically cancelled (whether or not physically delivered) and the aggregate principal amount hereof, together with accrued interest thereon, shall be applied against the remaining aggregate exercise price for the remaining Warrant Stock. To the extent the Warrant is not fully exercised after applying the principal amount hereof, together with accrued interest thereon, of any outstanding Bonus Note to purchase Warrant Stock, the Warrant shall be automatically exercised to purchase the balance of the Warrant Stock pursuant to the provisions of Section 2.3(b) of this Agreement, unless the holder gives five
(5) business days' notice to Verilink that this Warrant shall not be exercised pursuant to the provisions of this Section 2.9.

2.10 Registered Owner. Except as otherwise expressly provided herein, Verilink may deem and treat the registered owner of the Warrant and the Warrant Stock as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice (other than a duly executed Assumption Agreement) to the contrary.




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

                      ARTICLE III - STOCKHOLDER'S AGREEMENT

3.1 Standstill.

    (a) Additional Ownership. Except in connection with a Permitted Acquisition, during the Standstill Period, Beacon will not purchase or otherwise acquire Beneficial ownership of any Voting Security.

    (b) Other Restrictions. Without prior Board Approval, except as otherwise permitted hereunder, during the Standstill Period, Beacon will not, nor will it encourage any other person to do, any of the following:

             (i) solicit proxies from other stockholders of Verilink in opposition to, or prior to the issuance of, a recommendation of the Board for any matter to be considered at any meeting of holders of securities of Verilink;

             (ii) form, join or participate in or encourage the formation of a Group with respect to any securities of Verilink other than a group consisting solely of Affiliates of Beacon;

             (iii) deposit any securities of Verilink into a voting trust or subject any such securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (A) the only parties to, or beneficiaries of, which are Affiliates of Beacon; and (B) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement; or

             (iv) tender any securities in any tender offer involving Verilink unless such tender offer has received Board Approval.

3.2 Transfer of Common Stock.

    (a) Transferability. Beacon agrees that it will not Transfer any Common Stock Beneficially owned by it, except in strict compliance with the terms of this Section 3.2.

             (i) Affiliates. Notwithstanding any other provision of this Agreement other than Section 3.3 relating to securities law compliance, Beacon may Transfer all or any part of the Common Stock owned by it at any time, without compliance with Section 3.2(b), to any Affiliate of Beacon; provided that, prior to such Transfer, (A) notice of such Transfer is given to Verilink and (B) the Affiliate to whom such Common Stock is to be Transferred enters into an Assumption Agreement.

             (ii)     Transfer After First Anniversary. From and after the first
                      (1st) anniversary of the date of this Agreement, Beacon may Transfer all or any part of the

                      Warrant Stock Beneficially owned by it, without compliance with Section 3.2(b), provided that such transaction (A) is pursuant to an available exemption from the registration requirements under applicable securities laws and (B) does not involve the Transfer of Common Stock representing five percent (5%) or more of the outstanding Voting Securities to any one Person or Group.

             (iii) 5% Transfer After First Anniversary. Subject to compliance with the requirements of Section 3.2(b) hereof, from and after the first (1st) anniversary of the date of this Agreement, Beacon may Transfer Common Stock representing five percent (5%) or more of the outstanding Common Stock to any one Person or Group, following compliance with
                      Section 3.2(b); provided, that with respect to any such Transfer, such Transfer shall -------- ---- be conditioned on the Permitted Transferee agreeing (A) to be bound by the provisions of this Agreement and (B) not to acquire more than two percent (2%) of the outstanding Voting Securities during any twelve (12) month period except in compliance with this Agreement. Notwithstanding any other provision of this Agreement to the contrary, open market sales of Common Stock shall not be deemed for any purpose a Transfer to one Person or Group unless transferor has actual knowledge that such Transfer would result in a Person or Group becoming the Beneficial owner or five percent (5%) or more of the outstanding Common Stock.

             (iv) Void Transfer. In the event of any purported Transfer by Beacon of Common Stock not made in compliance with this
                      Section 3.2, such purported Transfer will be void and of no effect and Verilink will not give effect to such Transfer. Verilink shall be entitled to treat the prior owner as the holder of any such securities not Transferred in accordance with this Agreement.

             (v) Legend. Each certificate representing Common Stock issued to Beacon will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as Verilink may be advised by counsel are required by law (the "Legend")):

                      "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BETWEEN VERILINK CORPORATION AND BEACON TELCO, L.P. A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF VERILINK CORPORATION. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT."

                      "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF

                      1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                      The Legend will be removed by Verilink by the delivery of substitute certificates without such Legend in the event of (A) a Transfer permitted by Section 3.2(a) to any Person who is not required to enter into an Assumption Agreement as a condition to such Transfer or (B) the termination of this Article III pursuant to the terms of this Agreement, provided, however, that the second paragraph of such Legend will only be removed if at such time a legal opinion from counsel to the Transferee shall have been obtained to the effect that such Legend is no longer required for purposes of applicable securities laws. In connection with the foregoing, Verilink agrees that, if Verilink is required to file reports under the Exchange Act, for so long as and to the extent necessary to permit Beacon to sell any Common Stock pursuant to Rule 144, Verilink will use its best efforts to file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, furnish to Beacon upon request a written statement as to whether Verilink has complied with such reporting requirements during the twelve (12) months preceding any proposed sale under Rule 144 and otherwise use its best efforts to permit such sales pursuant to Rule 144.

    (b)      Right of First Offer for Five Percent (5%) Sales.

             (i) Prior to Beacon effecting a Transfer described in Section 3.2(a)(iii) (a "Third-Party Sale"), Beacon will deliver to Verilink a written Notice (an "Offer Notice") specifying the amount of consideration (the "Offer Price") and the other material terms pertaining to such Third Party Sale for which Beacon proposes to sell the Common Stock to be offered in such Third-Party Sale (the "Offered Stock") and, to the extent known or contemplated, the proposed purchaser of the Offered Stock.

             (ii) If Verilink delivers to Beacon a written notice (an "Acceptance Notice") within five (5) calendar days of receipt of the Offer Notice (such five (5) calendar day period being referred to herein as the "ROFO Acceptance Period") stating that Verilink or its designee (the "ROFO Purchaser") is willing to purchase all of the Offered Stock for the Offer Price and on the other terms set forth in the Offer Notice, Beacon will sell all of the Offered Stock to the ROFO Purchaser, and Verilink will purchase such Offered Stock from Beacon, on the proposed terms and subject to the conditions set forth below.

             (iii) The consummation of any purchase of the Offered Stock by the ROFO Purchaser pursuant to this Section 3.2(b) (the "ROFO Closing") will occur no more than fifteen (15) calendar days following the delivery of the

                      Acceptance Notice (such fifteen (15) calendar day period being referred to herein as the "ROFO Closing Period") at 10:00 a.m. (Eastern Time) at Verilink's offices or at such other time of day and place as may be mutually agreed upon by Beacon and the ROFO Purchaser. At the ROFO Closing, (x) the ROFO Purchaser will deliver to Beacon by wire transfer to an account designated by Beacon an amount in immediately available funds equal to the Offer Price, (y) Beacon will deliver one or more certificates evidencing the Offered Stock, together with such other duly executed instruments or documents (executed by Beacon) as may be reasonably requested by the ROFO Purchaser to acquire the Offered Stock free and clear of any and all claims, liens, pledges, charges, encumbrances, security interests, options, trusts, commitments and other restrictions of any kind whatsoever (collectively, "Encumbrances"), except for Encumbrances created by this Agreement, or federal or state securities laws ("Permitted Encumbrances"), and (z) in connection with the foregoing, Beacon will represent and warrant to Verilink that, upon the ROFO Closing, Beacon will convey and Verilink will acquire the entire record and Beneficial ownership of, and good and valid title to, the Offered Stock, free and clear of any and all Encumbrances, except for Permitted Encumbrances.

             (iv) If no Acceptance Notice relating to the proposed Third-Party Sale is delivered to Beacon prior to the expiration of the ROFO Acceptance Period, or an Acceptance Notice is so delivered to Beacon but the ROFO Closing fails to occur prior to the expiration of the ROFO Closing Period (unless the ROFO Purchaser was ready, willing and able prior to the expiration of the ROFO Closing Period to consummate the transactions to be consummated by the ROFO Purchaser at the ROFO Closing), Beacon may, during the three hundred sixty (360) calendar day period immediately following the expiration of the ROFO Acceptance Period (in the event that no Acceptance Notice was timely delivered to Beacon) or the three hundred sixty (360) calendar day period immediately following the expiration of the ROFO Closing Period (in the event that an Acceptance Notice was timely delivered to Beacon but the ROFO Closing failed timely to occur other than as a result of a failure by Beacon to perform its obligations under Section 3.2(b)(iii) hereof) at a gross price at least equal to the Offer Price and on such other terms no more favorable to the Transferee than those set forth in the Offer Notice, consummate the Third-Party Sale in accordance with Section 3.2(a)(iii). After the applicable three hundred sixty
                      (360) day period, any Transfer pursuant to Section 3.2(a)(iii) shall not be made unless Beacon again complies with the provisions of this Section 3.2(b).

             (v) For purposes of this Section 3.2(b), the value of any consideration other than cash that is payable or receivable in the Third Party Sale will be as determined by the Board in good faith or, if Beacon gives Verilink written notice of its disagreement with such valuation within ten
                      (10) business days after receipt of written notice of such value, such value will be determined in accordance with the appraisal procedures set forth on Exhibit C. The various time periods described above relating to any actions regarding the exercise of a right of first offer will be extended for the duration of any period in which the value of any non-cash consideration is subject to dispute pursuant to Section 3.2(b).

    (c) Transfer Prohibited prior to First Anniversary. Beacon shall not effect any Transfer (other than to an Affiliate pursuant to Section 3.2(a)(i) above or Section 5.4 below, or as contemplated by a Piggyback Registration, under Section 4.1) of any amount of Warrant Stock prior to the first (1st) anniversary of the date of this Agreement, and any such purported Transfer shall be void as provided in Section 3.2(a)(iv) above.

3.3 Securities Law Restrictions. In order to comply with applicable securities laws, Beacon further agrees not to make any transfer of all or any portion of the Common Stock unless and until:

    (a) there is then in effect a registration statement under the Securities Act covering such proposed Transfer and such Transfer is made in accordance with such registration statement; or

    (b) Beacon shall have furnished Verilink, at the expense of Beacon or its transferee, with an opinion of counsel, reasonably satisfactory to Verilink (it being agreed that an opinion of Bingham Dana LLP shall be reasonably satisfactory), that such disposition shall not require registration of such securities under the Securities Act.

    (c) Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any of the Common Stock in compliance with Rule 144 or Rule 144A promulgated under the Securities Act, or (ii) for any transfer of the Common Stock by Beacon or a Permitted Transferee, if such holder is a partnership or a corporation to (A) a partner of such partnership, shareholder of such corporation or controlled subsidiary of such partnership or corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or shareholder, or (iii) for the transfer by gift, will or intestate succession by the holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing, provided that in each of the foregoing cases the subsequent Permitted Transferee agrees in writing to be subject to the terms of this Section 3.3.

3.4 Board Representative.

    (a) Promptly after the date hereof, Verilink shall take all necessary action to appoint or elect to the Board one person designated by Beacon and reasonably acceptable to Verilink (the "Beacon Designee"). For so long as Beacon Beneficially owns at least ten percent (10%) of the outstanding Voting Securities, Verilink, at each meeting of stockholders of Verilink at which directors are elected or pursuant to which such action is to be taken by written consent, will nominate such Beacon Designee for election as a director of Verilink. Ninety (90) calendar days prior to any such meeting or action by written consent, Beacon will provide Verilink with the information required pursuant to Regulation 14A under the Exchange Act with respect to such Beacon Designee. Verilink will solicit proxies from its stockholders for such nominees, vote all proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary, and otherwise use its best efforts to cause such nominees to be elected to the Board as herein contemplated.

    (b) The Beacon Designee will serve until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office, or death.

    (c) If the Beacon Designee ceases to be a director of Verilink for any reason, Verilink will promptly upon the request of Beacon cause a person designated by Beacon to replace such director if Beacon is then so entitled.

    (d) Beacon agrees to cause the Beacon Designee to promptly resign in the event Beacon's Beneficial ownership of the outstanding Voting Securities falls below ten percent (10%).

    (e) Verilink shall reimburse reasonable expenses of the Beacon Designee incurred in connection with the performance of his or her duties as a director of Verilink in accordance with Verilink's policies regarding director reimbursement and on the same basis as all other non-employee directors of Verilink.

    (f) Beacon and its Permitted Transferees shall vote all Common Stock owned by any of them for the election of directors nominated by the Nominating Committee of the Board and in accordance with the recommendations of the Board on all other matters at each stockholder meeting, or shall execute written consents for such purpose at the request of Verilink.

                        ARTICLE IV - REGISTRATION RIGHTS

4.1 Incidental Registration. If Verilink proposes to register any Common Stock under the Securities Act for sale by Verilink in an underwritten Public Offering, it will each such time give written notice to Beacon of its intention so to do. Upon the written request of Beacon given within ten (10) days after receipt of any such notice (stating the number of shares of Registrable Stock to be disposed of by Beacon) and notwithstanding Section 3.2, Verilink will use its best efforts to cause all such shares of Registrable Stock intended to be disposed of to be registered under the Securities Act so as to permit the disposition by Beacon in the proposed underwritten Public Offering (a "Piggyback Registration"), subject, however, to the limitations set forth in Section 4.2.

4.2 Limitations on Incidental Registration. Beacon may not participate in any underwritten registration hereunder unless Beacon (i) agrees to sell its Registrable Stock on the basis provided in any underwriting arrangements approved by Verilink, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay its pro rata portion of all underwriting discounts and commissions and any fees and expenses of its counsel. Notwithstanding any provision of Section 4.1, if the managing underwriter determines that marketing or other factors require a limitation of the number of shares of Registrable Stock to be included in the underwritten offering, the managing underwriter may exclude or otherwise limit the number of shares of Registrable Stock to be included in the registration and underwriting to the extent that it also excludes from registration of shares to be offered by officers and directors of Verilink as well on a pro rata basis based on the number of shares requested to be included in such registration. Shares to be offered by Verilink shall have priority in registration. Verilink shall so advise Beacon, and no Registrable Stock excluded from the underwriting by reason of the managing underwriter's determination shall be included in such registration.

4.3 S-3 Registration.

    (a) Verilink agrees to use its best efforts, upon written request of Beacon at any time after the first anniversary of the date hereof, to file and cause to be declared effective a valid "shelf" registration on Form S-3 (a "Demand Registration") providing for the registration and sale on a continuous or delayed basis all of the Registrable Stock, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Verilink will use its best efforts to keep the Demand Registration current and effective until the earliest to occur of (i) the seventh anniversary of the date hereof, (ii) the date all of the Registrable Stock then held by Beacon and its Permitted Transferees is eligible for sale under Rule 144 within a single three-month period, and the date on which all the Registrable Stock registered thereunder has been sold.

    (b) In connection with any underwritten Public Offering pursuant to a Demand Registration, the managing underwriter shall be an investment banking firm reasonably acceptable to Verilink.

    (c) Notwithstanding the foregoing, Verilink may delay filing a registration statement relating to a Demand Registration and may withhold its efforts to cause such registration statement to become effective for not more than sixty (60) days and for not more than ninety (90) days in the aggregate during any twelve (12) month period, if Verilink determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by Verilink (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations that might not be in the best interests of Verilink's stockholders.

4.4 Cooperation by Beacon. Beacon will furnish to Verilink such information as Verilink may reasonably require from Beacon in connection with the registration statement (and the prospectus included therein) and shall not effect sales of the shares included in the registration after receipt of telegraphic or written notice from Verilink to suspend sales to permit Verilink to correct or update a registration statement or prospectus.

4.5 Expenses of Registration. All expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for Verilink and expenses of any audits incidental to or required by any such registration shall be borne by Verilink, except that all additional expenses, fees and disbursements of any counsel retained by Beacon, and all underwriting discounts, fees and commissions shall be borne by Beacon, according to the quantity of its Registrable Stock so registered.

4.6 Indemnification.

    (a) To the extent permitted by law, Verilink will indemnify Beacon, each agent, officer and director of Beacon, each person, if any, who controls Beacon within the meaning of Section 15 of the Securities Act, each underwriter and selling broker of the securities so registered (collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation by Verilink of any rule or regulation promulgated under the Securities Act applicable to Verilink and relating to an action or inaction required of Verilink in connection with any such registration, qualification or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that Verilink will not be liable in any such case to the extent that any such claim, loss, damage, liability or action is caused by any untrue statement or omission so made in conformity with written information furnished to Verilink by such Indemnitees and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations;

             provided, further, that the indemnity agreement contained in this
             Section 4.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Verilink, which consent shall not be unreasonably withheld.

    (b) To the extent permitted by law, Beacon and each underwriter of the securities so registered will indemnify Verilink and its officers and directors and each person, if any, who controls Verilink within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made and will reimburse Verilink and each other person indemnified pursuant to this subsection (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this subsection (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in conformity with written information furnished to Verilink by Beacon or underwriter and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) Verilink and (ii) any underwriter if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that the indemnity agreement contained in this Section 4.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Beacon or underwriter, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the obligations of Beacon shall be limited to an amount equal to the proceeds to Beacon of Registrable Stock sold as contemplated herein, unless such claim, loss, damage, liability or action resulted from Beacon's fraudulent misconduct.

    (c) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnification may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the

             Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.6 except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that either (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) contains any finding of a violation of law by an Indemnified Party.

    (d) The reimbursement required by this Section 4.6 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses are incurred.

    (e) If the indemnification provided for in this Section 4.6 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Verilink on the one hand, and of Beacon and any other sellers participating in the registration statement on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Verilink on the one hand, and Beacon and any other sellers participating in the registration statement on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to Verilink bear to the total net proceeds from the offering (before deducting expenses) to Beacon and any other sellers participating in the registration statement. The relative fault of Verilink on the one hand, and of Beacon and any other sellers participating in the registration statement on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Verilink or by Beacon or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (f) Verilink and Beacon agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (g) The obligations under this Section 4.6 shall survive the completion of any offering of Registrable Stock in a registration statement under this Agreement or otherwise.

4.7 "Stand-Off" Agreement. In consideration for Verilink performing its obligations under this Agreement, Beacon agrees for a period of time (not to exceed one hundred eighty (180) days) from the effective date of any registration of securities of Verilink (upon request of Verilink or of the underwriters managing any underwritten offering of Verilink's securities) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Warrants or Registrable Stock or other securities exercisable or exchangeable for, or convertible into, Common Stock, other than shares of Registrable Stock included in the registration, without the prior written consent of Verilink and such underwriters, provided that all executive officers and directors of Verilink shall enter into similar agreements.

                      ARTICLE V - MISCELLANEOUS PROVISIONS

5.1 Applicable Law. The Agreement shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws principles.

5.2 Entire Agreement. This Agreement, the Research Agreement, the Premises Agreement and the existing Confidentiality Agreement and the other agreements, certificates and documents delivered in connection with this Agreement contain the entire agreement between Verilink and Beacon with respect to the transactions described herein, and supersede all prior agreements or statements, written or oral, with respect thereto.

5.3 Termination. The provisions of this Agreement specified below will terminate, and be of no further force or effect (other than with respect to prior breaches), as follows:

    (a) Article II will terminate upon the earlier of (A) the exercise in full of the Warrant; or (B) seven (7) years from the date hereof;

    (b)      Section 3.1 will terminate upon the expiration of the Standstill
             Period;

    (c) Section 3.2 will terminate upon the earlier of (A) Beacon ceasing to be the Beneficial owner of five percent (5%) or more of the outstanding voting securities or (B) five (5) years from the date hereof;

    (d) Section 3.4 will terminate upon the earlier of (A) Beacon ceasing to be the Beneficial owner of ten percent (10%) or more of the outstanding Voting Securities; or (B) five (5) years from the date hereof;

    (e) Article IV will terminate on the earlier of (A) the tenth (10th) anniversary of the date of this Agreement or (B) at such time when Beacon would be permitted to sell all of the Warrant Stock held by Beacon within a single three (3) month period pursuant to Rule 144(k); and

    (f) Any portion or all of this Agreement will terminate and be of no further force and effect upon a written agreement of the parties to that effect.

5.4 Transfer and Assignment.

         The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement except as follows:

    (a)      with the written consent of the other party hereto,

    (b) to any Affiliate of Beacon or pursuant to a merger or sale of substantially all the assets or stock of Beacon, provided that the Permitted Transferee executes an Assumption Agreement.

    (c) Beacon's rights under Section 3.4 and Article IV of this Agreement may only be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise) to an Affiliate in connection with a Transfer of the Warrant or the Warrant Stock in accordance with Section 2.1 or Section 3.2(a)(i).

    (d) Except as otherwise expressly set forth in this Agreement, including without limitation Section 3.2(a) and Section 5.4, this Agreement, the Warrant, the Warrant Stock or any rights hereunder may not be assigned, transferred, pledged or hypothecated in any way (whether by operation of law or otherwise). The Warrant and the Warrant Stock shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Warrant and/or the Warrant Stock contrary to the provisions of this Agreement shall be null and void and without legal effect.

Except upon assignment or transfer expressly permitted by any this Agreement, this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

5.5 Notices. All notices required hereunder must be in writing and shall be deemed given when telefaxed, delivered personally or by overnight delivery service or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to Verilink, at:

                  Verilink Corporation
                  950 Explorer Blvd.
                  Huntsville, AL 35806,
                  Attention: Ronald G. Sibold, Vice President and Chief
                    Financial Officer
                  Fax: (256) 774-2425

with a courtesy copy to:

                  Powell, Goldstein, Frazer & Murphy LLP
                  191 Peachtree Street, N.E, 16th Floor,
                  Atlanta, Georgia 30303
                  Attention: Eliot Robinson
                  Fax: 404-572-6999

 and if to Beacon, at:

                  Beacon Telco, L.P.
                  8 St. Mary Street, Suite 910
                  Boston, MA 02115
                  Attention: Alok Prasad, President
                  Fax: (617) 351-1636

with a courtesy copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110,
                  Attention: Jack Concannon
                  Fax: 617-951-8736

or at such other address of which Verilink or Beacon has been advised by notice hereunder.

5.6 Rights as a Stockholder. Unless otherwise expressly provided herein, Beacon shall have no rights as a stockholder with respect to any Warrant Stock until the date of issuance of such shares. No provision hereof, in the absence of affirmative action by Beacon to purchase Warrant Stock, and no enumeration herein of the rights or privileges of Beacon shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of Verilink.

5.7 Specific Performance. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure Verilink or Beacon, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other party will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other party are entitled at law or in equity.

5.8 Amendment; Waivers.

    (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Verilink and Beacon (who shall have the authority to bind all Permitted Transferees), or in the case of a waiver, by the party against whom the waiver is to be effective.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

5.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

5.10 Calculation of Beneficial Ownership. Any provision in this Agreement that refers to a percentage of Voting Securities shall be calculated based on the aggregate number of issued and outstanding shares of Common Stock at the time of such calculation (including any shares of Common Stock that would then be issuable upon the exercise of the Warrant and the conversion of any outstanding convertible security), but shall not include any shares of Common Stock issuable upon any other options, warrants or other securities that are exercisable for Common Stock.

5.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.13 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                            [Signature page follows]

         IN WITNESS WHEREOF, Verilink and Beacon have caused this Agreement to be signed as of the day and year first above written.


                                    VERILINK CORPORATION



                                    By: /s/ Graham G. Pattison
                                        ----------------------------------------
                                    Name:  Graham G. Pattison
                                           -------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


                                    BEACON TELCO, L.P.



                                    By: /s/ Alok Prasad
                                        ----------------------------------------
                                    Name:  Alok Prasad
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------

                                    EXHIBIT A

                              WARRANT EXERCISE FORM

         To: VERILINK CORPORATION

         1. The undersigned hereby irrevocably elects to purchase __________________ shares of Common Stock ("Stock") of VERILINK CORPORATION (the "Company") pursuant to the terms of the Warrant and Stockholder's Agreement dated as of ________ __, 2000 by and between the Company and Beacon Telco, L.P., (the "Agreement"), and tenders herewith payment of the purchase price for the Stock.

         2. The undersigned understands that the issuance of the Stock to the undersigned has not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws and can only be resold or transferred pursuant to an effective registration statement under the Act or an applicable exemption from such registration, and in accordance with the restrictions on transfer set forth in the Agreement.

         3. The undersigned is an "accredited investor" as defined in Rule 502 of Regulation D under the Act and confirms that each of its representations and warranties set forth in Section 2.6 of the Agreement are true and correct as of the date hereof.

         4. The undersigned understands the instruments evidencing the Stock may bear a restrictive legend as set forth in the Agreement.


Date:                               [BEACON TELCO, L.P.]
      ------------------------


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

--------------------------------------------------------------------------------
                           CASHLESS EXERCISE PROVISION

         (To be executed upon exercise of Warrant pursuant to Section 2.3(b) of the Agreement)

         The undersigned hereby irrevocably elects to surrender
____________________ shares purchasable under the attached Warrant for such shares of Common Stock issuable in exchange therefor pursuant to the Conversion Right provision of Section 2.3(b) of the Agreement.

Date:                               [BEACON TELCO, L.P.]
      ------------------------


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT B

                              ASSUMPTION AGREEMENT

                  The undersigned hereby agrees, effective as of the date hereof, to become a party to, and be bound by the provisions of, that certain Warrant and Stockholder's Agreement (the "Agreement") dated as of ________ ___, 2000 by and between Verilink Corporation and Beacon Telco, L.P. and for all purposes of the Agreement, the undersigned shall be included within the term "Permitted Transferee" (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:



         ----------------------------
         ----------------------------
         ----------------------------
         Facsimile No.
                       --------------



                                   [Name]



                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT C

                              APPRAISAL PROCEDURES

         If the ROFO Purchaser gives the Offering Stockholder written notice of its disagreement as to the valuation of any non-cash consideration payable or receivable in a Third Party Sale in accordance with Section 3.2(b) (the "Agreement Deadline"), then appraisals hereunder shall be undertaken by two (2) Appraisers (as defined below), one selected by the ROFO Purchaser and one selected by the Offering Stockholder, which appointment shall be made within fifteen (15) calendar days after the Agreement Deadline. Such Appraisers shall have thirty (30) calendar days following the appointment of the last Appraiser to be appointed to agree upon the value of the consideration other than cash proposed to be received in the Third Party Sale pursuant to Section 3.2(b) of this Agreement (the "Consideration Value"). In the event that such Appraisers cannot so agree within such period of time, (x) if such Appraisers' valuations do not vary by more than twenty (20%) percent, then the Consideration Value shall be the average of the two valuations and (y) if such Appraisers' valuations differ by more than twenty (20%) percent, such Appraisers shall mutually agree on a third Appraiser who shall calculate the Consideration Value independently. In the event that the two original Appraisers cannot agree upon a third Appraiser within thirty (30) calendar days following the end of the thirty
(30) day period referred to above, then the third Appraiser shall be determined by lottery from a group of two (2) Appraisers, one of whom will be designated by the ROFO Purchaser and one of whom will be designated by the Offering Stockholder. The third Appraiser shall make its determination as to Consideration Value within thirty (30) calendar days of its appointment. The third Appraiser's valuation will be the Consideration Value for all purposes hereof and will not be subject to appeal or challenge by either the ROFO Purchaser or the Offering Stockholder.

         For purposes of this Exhibit C, "Appraiser" means a nationally recognized investment banking firm that (a) does not have a direct or indirect material financial interest in the ROFO Purchaser or the Offering Stockholder,
(b) has not received in excess of $50,000 in fees or other compensation from the ROFO Purchaser, the Offering Stockholder or any of their respective subsidiaries or affiliates in the preceding three hundred sixty (360) days, and (c) is otherwise qualified to render an appraisal of the Consideration Value.